UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54226	59-3649554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1409 Kinsley Ave., Ste. 2 Orange Park, FL	32073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On July 16, 2019, ARC Group, Inc. (“the Company”) learned that the First Amendment to Sponsorship Agreement (the “Amendment”), dated July 9, 2019, by and between the Company and Jacksonville Jaguars, LLC, a Delaware limited liability company (the “Jaguars”), had been fully executed by the Jaguars. The Amendment amended the terms of that certain Sponsorship Agreement, dated November 27, 2017, by and between the Company and the Jaguars.

Under the terms of the Amendment, during each preseason and regular season football game played by the National Football League’s Jacksonville Jaguars and at certain other events held at the football-based stadium in Jacksonville, Florida currently named “TIAA Bank Field”: (i) the Company has the right to display its branding on two fixed concession stands in the stadium located in the Bud Light Party Zone at Everbank Field, five fixed concession stands on the stadium concourse, and two fixed concession stands on the upper club level of the stadium, and up to four portable concession stands on the north end zone deck, (ii) the Company has the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at TIAA Bank Field, (iii) the Company has the right to receive a variety of advertising and stadium signage at TIAA Bank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites, and (iv) the Company will be identified as the “Official Watch Party Restaurant / Bar for Jaguars away games, including social media spots, radio spots and banner ads.

The Amendment is for a term of 10 NFL football seasons and expires on the later of: (i) the conclusion of the 2028/29 NFL season, and (ii) February 2029. The Company is required to pay the Jaguars annual fees in the amount of $500,000 during the 2019/20 NFL season and $794,444 for each of the next nine NFL seasons. In addition, the Company is required to provide the Jaguars with food, beverages and serving products equal in value to $35,700 during the 2019/20 NFL season increasing to $40,000 for each of the last six NFL seasons. In the event the Jaguars play in any post-season playoff games, the Company will pay the Jaguars an additional amount per playoff game equal to a pro-rated portion of the annual fee applicable during the then-current year of the agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General

On July 15, 2019, the Company appointed Alex Andre, age 45, as its Chief Financial Officer. In connection therewith, on July 15, 2019, Seenu G. Kasturi resigned as the Company’s Chief Financial Officer. Mr. Kasturi will continue to serve as the Company’s Chief Executive Officer and Chairman of the Company’s board of directors.

Mr. Andre joined the Company as an employee on April 1, 2019. Prior to joining the Company, Mr. Andre served as the Co-Manager of THS Ventures, LLC, a consumer products company that he co-founded, from February 2017 to February 2019, and served as a financial, legal and business consultant to public and private companies, including the Company, from March 2010 to April 2019. Mr. Andre served as the Chief Executive Officer of HMS, LLC, a consumer products company, from March 2016 to January 2017, and served as the Chief Financial Officer of HMS, LLC from September 2014 to March 2016. He served as the Chief Financial Officer and General Counsel for SMaRT Therapeutics, Inc., a biotech company that he co-founded, from March 2010 to September 2014. Earlier in his career, Mr. Andre served as the Chief Financial Officer and General Counsel for National Health Partners, Inc., a national healthcare membership company, served as a corporate and securities attorney for such international law firms as Sullivan & Worcester LLP and Duane Morris LLP, and served as an accountant for KPMG LLP, an international accounting and consulting firm. Mr. Andre received a B.S. in Accounting from Purdue University and a Juris Doctor from Boston College Law School.

Employment Agreement

On July 15, 2019, the Company entered into an employment agreement with Mr. Andre to serve as the Chief Financial Officer of the Company and, upon the completion of all applicable registration and licensing requirements, to serve as the General Counsel of the Company (the “Employment Agreement”). The Employment Agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the agreement, Mr. Andre will be paid an initial annual base salary in the amount of $175,000. On May 1, 2019, M. Andre’s salary will increase to $200,000 for the remainder of the employment term. Mr. Andre will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. On November 1, 2019, he will be eligible to receive an interim bonus of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors, and will be eligible to receive annual bonuses on May 1st of each year thereafter of up to an amount equal to 10% of his then current base salary in the discretion of the Company’s board of directors. The employment agreement contains customary confidentiality, non-competition and non-solicitation provisions in favor of the Company.

On April 8, 2019, the Company entered into a restricted stock award agreement with Mr. Andre pursuant to which the Company granted 225,000 shares of the Company’s common stock, $0.01 par value per share, to Mr. Andre. The shares vest in accordance with the following schedule: (i) 75,000 shares on April 30, 2020; (ii) 75,000 shares on April 30, 2021; and (iii) 75,000 shares on April 30, 2022. In the event the Company terminates the employment of Mr. Andre without “cause”, as such term is defined in Section 4(c) of the Employment Agreement, his restricted stock award will vest in full immediately. In the event Mr. Andre’s employment with the Company terminates by reason of death or “disability”, as such term is defined in Section 4(b) of the Employment Agreement, or if the Company terminates Mr. Andre’s employment for “cause”, as such term is defined in Section 4(c) of the Employment Agreement, or if Mr. Andre terminates his own employment with the Company, then any shares that have not yet vested shall be forfeited to the Company. In the event of certain “changes in control” as such term is defined in the Company’s 2014 Stock Incentive Plan adopted by the Company’s board of directors on June 16, 2014, all restrictions and conditions on any of the shares then outstanding shall automatically be deemed terminated or satisfied in full, as applicable, immediately prior to the consummation of the change in control event.

The foregoing description of the Employment Agreement and restricted stock award agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and restricted stock award agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Sponsorship Agreement, dated July 9, 2019, by and between ARC Group, Inc. and Jacksonville Jaguars, LLC

10.2	Employment Agreement, dated July 15, 2019, by and between ARC Group, Inc. and Alex Andre

10.3	Restricted Stock Award Agreement, dated April 8, 2019, by and between ARC Group, Inc. and Alex Andre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: July 19, 2019	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Sponsorship Agreement, dated July 9, 2019, by and between ARC Group, Inc. and Jacksonville Jaguars, LLC

10.2	Employment Agreement, dated July 15, 2019, by and between ARC Group, Inc. and Alex Andre

10.3	Restricted Stock Award Agreement, dated April 8, 2019, by and between ARC Group, Inc. and Alex Andre